AGRINATURAL GAS, LLC RESTRUCTURE AGREEMENT

The undersigned parties, hereby agree and contract as follows:
1)Mr. Mychael Swan hereby resigns effective January 10, 2015 as Chief Executive Officer of Agrinatural Gas, LLC.
2)Swan Engineering, Inc. and Agrinatural Gas, LLC agree that the amount paid by Agrinatural Gas, LLC to Swan Engineering, Inc. on the Natural Gas Local Distribution Company Management and Operating Agreement dated July 8, 2011 shall be reduced by Fifty-four Thousand and no/100 Dollars ($54,000.00) on an annual basis (said reduction prorated on a monthly basis).
3)Agrinatural Gas, LLC shall make no debt reduction payments (other than payments required on the loans owed to Heron Lake BioEnergy, LLC and the payments to Swan Engineering as allowed by the Loan Agreement), except as authorized by the Agrinatural Gas, LLC Board of Managers.
4)Agrinatural Gas, LLC shall not make any dividend payments or distributions, except as allowed by the Loan Agreement and as approved in advance by the Agrinatural Gas, LLC Board of Managers.

5)    Agrinatural shall pay $6,000.00 a year to Wildwood Technolog~~ies~~y, LLC [hand written changes initialed: JCS, MS, AT] (Ann Tessier) for ~~Board Secretary~~CFO [hand written changes initialed: JCS, MS, AT]functions for Agrinatural.

Dated: March 30, 2015

AGRINATURAL GAS, LLC                 SWAN ENGINEERING, INC.

By: /s/ John Sprangers Its.: CEO	By: /s/ Mychael L. Swan Its.: CEO/Chairman/Owner

By: /s/ Ann Tessier Its.: CFO	By: Its.: